UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 8, 2021

Huntington Bancshares Incorporated
(Exact Name of Registrant as Specified in Charter)

Maryland	1-34073	31-0724920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 South High Street, Columbus, Ohio 43287
(Address of Principal Executive Offices, and Zip Code)

(614) 480-2265
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Depositary Shares (each representing a 1/40th interest in a share of 5.875% Series C Non-Cumulative, perpetual preferred stock)	HBANN	NASDAQ
Depositary Shares (each representing a 1/40th interest in a share of 6.250% Series D Non-Cumulative, perpetual preferred stock)	HBANO	NASDAQ
Depositary Shares (each representing a 1/40th interest in a share of 4.500% Series H Non-Cumulative, perpetual preferred stock)	HBANP	NASDAQ
Depositary Shares (each representing a 1/1000th interest in a share of 5.70% Series I Non-Cumulative, perpetual preferred stock)	HBANM	NASDAQ
Common Stock-Par Value $0.01 per Share	HBAN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective June 9, 2021 (the “Closing Date”), Huntington Bancshares Incorporated (“Huntington” or the “Company”) completed its previously announced acquisition of TCF Financial Corporation, a Michigan corporation (“TCF”), pursuant to the Agreement and Plan of Merger, dated as of December 13, 2020 (the “Merger Agreement”), by and between Huntington and TCF.

Pursuant to the Merger Agreement, (i) TCF merged with and into Huntington, with Huntington continuing as the surviving corporation (the “Merger”), and (ii) following the Merger, TCF National Bank, a national bank and a wholly owned subsidiary of TCF, merged with and into The Huntington National Bank, a national bank and a wholly owned subsidiary of Huntington, with The Huntington National Bank continuing as the surviving bank (the “Bank Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the common stock, par value $1.00 per share, of TCF (“TCF Common Stock”) issued and outstanding immediately prior to the Effective Time, other than certain shares held by Huntington and TCF, was converted into the right to receive 3.0028 shares (the “Exchange Ratio” and such shares, the “Merger Consideration”) of common stock, par value $0.01 per share, of Huntington (“Huntington Common Stock”).  Each holder of TCF Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Huntington Common Stock (after taking into account all shares held by such holder) will instead receive cash (without interest) in lieu of such fractional share in accordance with the terms of the Merger Agreement.  Pursuant to the Merger Agreement, at the Effective Time, each share of 5.70% Series C Non-Cumulative Perpetual Preferred Stock, no par value, of TCF (“TCF Preferred Stock”) issued and outstanding immediately prior to the Effective Time was converted into the right to receive a share of 5.70% Non-Cumulative Perpetual Preferred Stock Series I, par value $0.01 per share, of Huntington (“Huntington Series I Preferred Stock”).  In addition, at the Effective Time, each outstanding TCF depositary share representing a 1/1000th interest in a share of TCF Preferred Stock was converted into a Huntington depositary share representing a 1/1000th interest in a share of Huntington Series I Preferred Stock (each, a “Huntington Series I Depositary Share”).

Pursuant to the Merger Agreement, at the Effective Time, each outstanding TCF equity award granted under TCF’s equity compensation plans, other than unvested TCF restricted stock awards held by non-employee directors, was converted into a corresponding award with respect to Huntington Common Stock, with the number of shares underlying such award (and, in the case of stock options, the applicable exercise price) adjusted based on the Exchange Ratio.  Each such converted Huntington equity award continues to be subject to the same terms and conditions as applied to the corresponding TCF equity award immediately prior to the Effective Time, except that, in the case of TCF restricted stock unit awards, the number of shares underlying the converted Huntington equity award was determined with any performance goals deemed satisfied at the target level of performance.  At the Effective Time, each outstanding unvested restricted stock award held by a non-employee director vested and was converted into the right to receive the Merger Consideration in respect of each share of TCF Common Stock subject to such TCF restricted stock award immediately prior to the Effective Time.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 and incorporated herein by reference.

The total aggregate consideration payable in the Merger was approximately 459 million shares of Huntington Common Stock.  The issuance of shares of Huntington Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-252517) filed by the Company with the Securities and Exchange Commission (the “Commission”) and declared effective on February 17, 2021 (the “Registration Statement”).  The joint proxy statement/prospectus included in the Registration Statement (the “Joint Proxy Statement/Prospectus”) contains additional information about the Merger Agreement and the transactions contemplated thereby.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Merger and the Bank Merger, on the Closing Date, the Company assumed TCF’s obligations as required by the indentures and certain related agreements with respect to TCF’s outstanding trust preferred securities (the “Trust Preferred Securities”), which have an aggregate principal amount of $20.6 million.  In connection with the Merger and the Bank Merger, on the Closing Date, The Huntington National Bank also assumed TCF’s obligations with respect to:  (i) $150.0 million in aggregate principal amount of 4.125% fixed-to-floating rate subordinated notes due 2029 (the “2029 Notes”) issued by TCF National Bank on July 2, 2019; (ii) $150.0 million in aggregate principal amount of 5.500% fixed-to-floating rate subordinated notes due 2030 (the “2030 Notes”) issued by TCF National Bank on May 6, 2020; (iii) $150.0 million of 4.600% fixed rate subordinated notes due 2025 (the “2025 Notes”) that were issued by TCF National Bank on February 27, 2015; and (iv) $110.0 million in aggregate principal amount of 6.25% fixed rate subordinated notes due 2022 (the “2022 Notes”) that were issued by TCF National Bank on June 8, 2012 (the 2022 Notes, 2025 Notes, 2029 Notes and 2030 Notes, collectively, the “Notes”).  In connection with the Merger and the Bank Merger, on the Closing Date, Huntington also assumed TCF’s obligations with respect to approximately $1.95 billion in advances and other obligations issued by the Federal Home Loan Banks of Cincinnati, Des Moines and Indianapolis to TCF National Bank.

The supplemental indentures pursuant to which the Company assumed the Trust Preferred Securities, as well as the original indentures pursuant to which the Trust Preferred Securities and the Notes were issued, have not been filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act.  The Company agrees to furnish a copy of such indentures to the Commission upon request.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the Merger, the Company filed articles supplementary to its charter (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland (the “Maryland Department”), establishing the rights, preferences, privileges, qualifications, restrictions and limitations of the Huntington Series I Preferred Stock.  The Articles Supplementary became effective on June 8, 2021, immediately prior to the Effective Time. At the Effective Time, the Company issued 7,000 shares of Huntington Series I Preferred Stock.  The Huntington Series I Preferred Stock is collectively represented by 7,000,000 shares of Huntington Series I Depositary Shares.  Each holder of a Huntington Series I Depositary Share will be entitled to the proportional rights of a share of Huntington Series I Preferred Stock represented by the Huntington Series I Depositary Share.  The Huntington Series I Depositary Shares are evidenced by Global Receipts issued under the Deposit Agreement, dated as of September 14, 2017, by and among TCF Financial Corporation, a Delaware corporation (“Legacy TCF”), on the one hand, and Computershare Trust Company, N.A. and Computershare Inc., jointly as Depositary (the “Depositary”), on the other hand (the “Original Deposit Agreement”), as amended by (i) the First Amendment to Deposit Agreement, dated as of July 31, 2019, by and among Legacy TCF, TCF, and the Depositary (the “First Amendment to the Deposit Agreement”) and (ii) the Second Amendment to Deposit Agreement, dated as of June 9, 2021, by and among the Company, TCF and the Depositary (the “Second Amendment to the Deposit Agreement”).

Huntington Series I Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) on a parity with (A) the Company’s Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, par value of $0.01 and liquidation value per share of $1,000, (B) the Company’s 5.875% Series C Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation value per share of $1,000, (C) the Company’s 6.250% Series D Non-Cumulative Perpetual Preferred Stock, par value $0.01 and liquidation value per share of $1,000, (D) the Company’s 5.700% Series E Fixed-to-Floating rate Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation value per share of $100,000, (E) the Company’s 5.625% Series F Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation value per share of $100,000, (F) the Company’s 4.450% series G Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation value per share of $100,000 and (G) Huntington’s 4.500% Series H Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation preference of $1,000 (collectively, the “Parity Stock”) and (2) senior to Huntington Common Stock and each other class or series of preferred stock the Company may issue in the future, the terms of which do not expressly provide that it ranks on a parity with or senior to Huntington Series I Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively, the “Junior Securities”).

Under the terms of Huntington Series I Preferred Stock, with certain limited exceptions, unless full dividends on all outstanding shares of Huntington Series I Preferred Stock for the then-current dividend period have been declared and paid in full or declared and a sum sufficient for the payment thereof has been set aside, the Company may not (i) declare, pay or set aside dividends on, or redeem, repurchase or acquire, Huntington Common Stock or other Junior Securities during such dividend period or (ii) repurchase, redeem or acquire Parity Stock during such dividend period.

The foregoing descriptions of the terms of Huntington Series I Preferred Stock and the Huntington Series I Depositary Shares are qualified in their entirety by reference to the full text of the Articles Supplementary, the Original Deposit Agreement, the First Amendment to the Deposit Agreement, the Second Amendment to the Deposit Agreement, and the Form of Global Receipt, which are included as Exhibit 3.1, Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4, respectively, and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In accordance with the terms of the Merger Agreement, as of the Effective Time, the size of the board of directors of the Company (the “Board”) was increased to consist of a total of 18 directors, including the 13 directors of the Company as of immediately prior to the Effective Time and five former directors of TCF.  The five former directors of TCF appointed by the Board to fill the increase in the size of the Board referred to above, in each case effective as of the Effective Time, are as follows:  Richard H. King, Barbara L. McQuade, Roger J. Sit, Jeffrey L. Tate and Gary Torgow (collectively, the “New Directors”).

Other than the Merger Agreement, there are no arrangements between the New Directors and any other person pursuant to which the New Directors were selected as directors.  Non-employee members of the Board (other than Mr. Torgow) will be compensated for such service as described in the proxy statement filed by Huntington in connection with its 2021 annual meeting of shareholders on March 12, 2021 and in any information that Huntington files with the SEC that updates or supersedes that information.  Biographies of the New Directors can be found in TCF’s Amendment No. 1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which amendment was filed with the Commission on April 23, 2021.

In addition, as previously described in the Joint Proxy Statement/Prospectus under the section entitled “The Merger—Interests of TCF’s Directors and Executive Officers in the Merger—Huntington Letter Agreements”, Mr. Torgow will serve as an advisor to Huntington through the third anniversary of the consummation of the Merger and, as compensation for such service and his compliance with applicable restrictive covenants, became entitled to a lump-sum cash payment of $3.25 million as of the Effective Time and is entitled to an annual advisory fee equal to $3.25 million for each of the first two twelve (12)-month periods following the Effective Time and $2.75 million for the third twelve (12)-month period following the Effective Time.  These advisory fees (along with certain continued executive-level benefits) are the only compensation Mr. Torgow will receive with respect to his service to Huntington or The Huntington National Bank in any capacity following the Effective Time.

On May 31, 2019, a predecessor to TCF National Bank and GPC Adams LLC (“GPC Adams”, successor to 28 Associates LLC), a Michigan limited liability company, entered into a lease agreement for the development and lease of a new headquarters building for TCF National Bank in Detroit.  GPC Adams is 50% owned by the five adult children of Mr. Torgow, through their ownership of a member of GPC Adams, Park Elizabeth Associates LLC.  The members of Park Elizabeth Associates LLC are Elie Torgow, Yoni Torgow, Rachel H. Torgow Krakauer, Moshe Torgow, and Jacob Torgow.  Elie Torgow is also the manager of GPC Adams.  The approximate aggregate value of the interest of Mr. Torgow’s children in the development and lease transaction is equal to approximately 50% of the amounts payable to GPC Adams thereunder.  The lease agreement provides for a triple net lease by The Huntington National Bank (as successor to TCF National Bank) of a proposed office building at the initial rate of $35 per rentable square foot for office space, or approximately $6,977,950 annually, and $50 per rentable square foot for retail space, or approximately $190,050 annually, with two percent annual increases during the initial term.  The lease will have a term of 22.5 years and a rent commencement date of January 1, 2022.  The Huntington National Bank has four renewal options of 84 months for each renewal option. The leased property will be approximately 421,481 square feet of gross area comprised of (a) a 203,171 square-foot building containing approximately (i) 199,370 square feet of rentable office space and (ii) 3,801 rentable square feet of 1st floor retail space, and (b) a parking garage and related parking facilities, including without limitation, 311 parking spaces.  The four renewal terms will be at 95% fair market rental, with two percent annual increases, provided the base rent during each renewal term shall not be less than the immediately preceding lease year before commencement of each renewal term. GPC Adams, which owns the property, will remediate and improve the property and build the office building. The Huntington National Bank will lease the 311 parking spaces within the premises at an estimated monthly cost of $300 per spot, or $1,119,600 annually, provided that up to 60 parking spaces may be subleased back by GPC Adams for the same amount.  The Huntington National Bank will also retain all parking rental income realized at the property from event parking rental services.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Merger and in accordance with the Merger Agreement, the Company’s charter was amended to increase the number of authorized shares of Huntington Common Stock from 1,500,000,000 shares to 2,250,000,000 shares (the “Charter Amendment”), effective as of June 8, 2021, immediately prior to the Effective Time.

The foregoing summary of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.2 and incorporated herein by reference.

In connection with the Merger, the Company filed the Articles Supplementary with the Maryland Department, supplementing the Charter Amendment by establishing the Huntington Series I Preferred Stock consisting of 7,000 authorized shares.  The Articles Supplementary became effective on June 8, 2021, immediately prior to the Effective Time.

A description of the Articles Supplementary is contained in the section captioned “Description of New Huntington Preferred Stock” in the Registration Statement and is incorporated herein by reference.  The full text of the Articles Supplementary is filed as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

Effective June 9, 2021, the Board declared and set aside a quarterly cash dividend on the Huntington Series I Preferred Stock of $356.25 per share (equivalent to $0.35625 per Huntington Series I Depositary Share) payable September 1, 2021 to shareholders of record on August 15, 2021 (the “Series I Preferred Stock Dividend”).

On June 9, 2021, Huntington issued a press release announcing the completion of the Merger and the Bank Merger and the Series I Preferred Stock Dividend, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial information required by this Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of December 13, 2020, by and between Huntington Bancshares Incorporated and TCF Financial Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Commission on December 17, 2020)

3.1	Articles Supplementary of Huntington Bancshares Incorporated, effective as of June 8, 2021
3.2	Articles of Amendment of Huntington Bancshares Incorporated to Articles of Restatement of Huntington Bancshares Incorporated, effective as of June 8, 2021
4.1
Deposit Agreement, dated as of September 14, 2017, by and among TCF Financial Corporation, a Delaware corporation, Computershare Trust Company, N.A. and Computershare Inc. jointly as Depositary (incorporated by reference to Exhibit 4.2 to Form 8-K of TCF Financial Corporation, a Delaware corporation, filed with the Commission on September 14, 2017 (Commission File No. 001-10253))

4.2
First Amendment to Deposit Agreement, effective as of August 1, 2019, by and among Chemical Financial Corporation, a Michigan corporation (now known as TCF Financial Corporation, a Michigan corporation), TCF Financial Corporation, a Delaware corporation, Computershare, Inc. and Computershare Trust Company, N.A.

4.3	Second Amendment to Deposit Agreement, dated as of June 9, 2021, by and among TCF Financial Corporation, Huntington Bancshares Incorporated, Computershare, Inc. and Computershare Trust Company, N.A.
4.4	Form of Global Receipt (included as Exhibit A of Exhibit 4.3)
99.1	Press Release, dated June 9, 2021
104	Cover Page Interactive Data File (formatted as inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED

By:	/s/ Jana J. Litsey
Jana J. Litsey
General Counsel

Dated:  June 9, 2021